EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G which this Agreement is annexed as Exhibit 99.1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

EXECUTED this 9th day of February 2021.

ADVANTECH CAPITAL INVESTMENT II LIMITED

By:
/s/ Neil Colin Gray
Name: Neil Colin Gray
Title: Authorized Signatory

ADVANTECH CAPITAL II MASTER INVESTMENT LIMITED

By:
/s/ Neil Colin Gray
Name: Neil Colin Gray
Title: Director

ADVANTECH CAPITAL II L.P.
By its general partner, Advantech Capital Partners II Limited

By:
/s/ Roger Howard Hanson
Name: Roger Howard Hanson
Title: Director

ADVANTECH CAPITAL PARTNERS II LIMITED

By:
/s/ Roger Howard Hanson
Name: Roger Howard Hanson
Title: Director